UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2022 (the “Issuance Date”), IIOT-OXYS, Inc., a Nevada corporation (the “Company”), was issued a 10% Unsecured Convertible Promissory Note (the “Note”) in the principal amount of $200,000 by Aretas Sensor Networks Inc., a company incorporated under the laws of the Province of British Columbia (“Aretas”). The purchase price of the Note was $192,500 with a discount of $7,500. The Note matures on April 4, 2024 at which time the Company has the option to either receive the principal amount or shares of Aretas representing 3.23% of the fully-diluted share capital of Aretas. Within 30 days of the Issuance Date, an interest payment of $20,000 is due and, within six months of the Issuance Date, a final interest payment of $20,000 is due. The Note may be prepaid at any time by Aretas upon 10 days’ written notice to the Company.

Upon an Event of Default, as defined in the Note, interest will accrue at 20% and, if conversion shares are not issued to the Company by Aretas, Aretas will pay to the Company $1,000 per day until the shares are issued.

A copy of the Note is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	10% Unsecured Convertible Promissory Note Issued April 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: April 6, 2022	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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